EXHIBIT 10.2(a)

FIRST AMENDMENT TO THE

ESCO ELECTRONICS CORPORATION

SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN

WHEREAS, ESCO Electronics Corporation (“Company”) adopted the Supplemental Executive Retirement Plan (“Plan”) for the benefit of selected executives effective as of August 2, 1993; and

WHEREAS, the Company retained the right to amend the Plan pursuant to Section IX-G thereof; and

WHEREAS, the Company desires to amend and restate the Plan in its entirety effective as of August 2, 1993;

NOW, THEREFORE, effective as of August 2, 1993, the Plan is amended and restated in its entirety to read as follows:

SECTION I

DEFINITIONS

A.    “Beneficiary” means the Beneficiary designated by the Participant to receive a death benefit under the Retirement Plan.

B.    “Change of Control” means any of the following: (a) the purchase or other acquisition (other than from the Company), by any persons, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (b) individuals who, as of the date hereof, constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act shall be, for purposes of this Section, considered as though such person were a member of the Incumbent Board; or (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

C.    “Code” means the Internal Revenue Code of 1986, as amended.

D.    “Committee” means the Human Resources and Ethics Committee of the Board of Directors of the Company.

E.    “Company” means ESCO Electronics Corporation, a Missouri corporation.

F.    “Employee” means an Employee of an Employer.

G.    “Employer” means the Company and any of its subsidiaries or affiliates which has, with the consent of the Board of Directors of the Company, adopted the Plan.

H.    “Employment” means employment with an Employer.

I.      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

J.     “Incumbent Board” means the individuals who, as of the date of adoption of this Plan, constitute the Board of Directors of the Company.

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K.   “Normal Retirement Benefit” means the normal retirement benefit of a Participant determined under Sections 5-A(1) and 5-A(2) of the Retirement Plan, but excluding the offset provided under Section 5-A(3), and computed without regard to the limitations of Section 17-F of the Retirement Plan and without regard to the limitation on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code.

L.    “Normal Retirement Benefit Under the Retirement Plan” means the Normal Retirement Benefit of a Participant determined under Sections 5-A(1) and 5-A(2) of the Retirement Plan, but excluding the offset provided under Section 5-A(3), as limited by Section 17-F of the Retirement Plan and by the amount of compensation which may be taken into account under Section 401(a) (17) of the Code.

M.  “Participant” means an Employee eligible to participate in the Plan pursuant to Section II.

N.   “Plan” means this ESCO Electronics Corporation Supplemental Executive Retirement Plan.

O.   “Pre-Retirement Death Benefit” means, in the case of a Participant who dies in Employment, the pre-retirement death benefit which would be payable under Section VII of the Retirement Plan excluding the offset provided under Section 5-A(3) in the benefit formula and without regard to the limitations under Section 17-F of the Retirement Plan and without regard to limitations on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code, but taking into account all the elections (of forms of benefits and Beneficiary designation) in effect at the time of the Participant’s death, less the pre-retirement death benefit in fact payable under Section VII of the Retirement Plan (but excluding the offset provided under Section 5-A(3) in the benefit formula) as of the date of the Participant’s death.

P.    “Post-Retirement Death Benefit” means, in the case of a Participant who dies after termination of Employment but prior to commencement of his benefits under this Retirement Plan, the death benefit which would be payable under Section VII of the Retirement Plan excluding the offset provided under Section 5-A(3) in the benefit formula and without regard to the limitations under Section 17-F of the Retirement Plan and without regard to the limitation on the amount of compensation which may be taken into account under Section 401(a) (17) of the Code, but taking into account all the elections (of forms of benefits and Beneficiary designation) in effect at the time of the Participant’s death, less the death benefit in fact payable under Section VII of the Retirement Plan (but excluding the offset provided under Section 5-A(3) in the benefit formula) as of the date of the Participant’s death.

Q.   “Retirement Plan” means the ESCO Electronics Corporation Retirement Plan.

SECTION II

ELIGIBILITY

Participation in the Plan shall be limited to the Chief Executive Officer of the Company and to those other Employees whom the Chief Executive Officer selects by written notice to the Participant.

SECTION III

BENEFITS

A Participant who terminates Employment with a vested benefit under the Retirement Plan shall receive a monthly benefit under the Plan which, when expressed as a straight life annuity with sixty monthly payments guaranteed, is equal to his Normal Retirement Benefit reduced by his Normal Retirement Benefit Under the Retirement Plan.

SECTION IV

TIME AND FORM OF PAYMENTS

A.   Except as otherwise provided in Section VI, the benefit payable under Section III shall commence on the first day of the month coincident with or next following the later of (a) the date the Participant attains age 65 or (b) the date that Participant terminates Employment. The benefit shall be payable for the life of the Participant with sixty monthly payments guaranteed. If the Participant dies prior to receiving sixty monthly payments, the unpaid installments shall be paid to his Beneficiary.

B.    Notwithstanding Section IV-A, the Committee may, in its discretion, direct that a benefit, of equivalent actuarial value to the benefit described in Section III, shall be payable to any Participant in such form and payable at such times as the Committee shall determine. All equivalent actuarial values shall be determined by using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan.

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SECTION V

DEATH BENEFIT

A.   If a Participant dies in Employment leaving a Beneficiary, such Beneficiary shall receive the Pre-Retirement Survivor Benefit.

B.    If a Participant terminates Employment with a vested benefit under the Plan but dies before his benefit has commenced, leaving a Beneficiary, such Beneficiary shall receive the Post-Retirement Survivor Benefit.

C.    Notwithstanding the provisions of Sections V-A and V-B, the Committee may direct that the Beneficiary receive a different form of benefit, of equivalent actuarial value to the benefit payable under such Sections, computed by using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan.

SECTION VI

CHANGE OF CONTROL

Notwithstanding anything else contained in the Plan, in the event of a Change of Control, each Participant shall become fully vested in his accrued benefits as of the date of the Change of Control, even if he is not fully vested under the Retirement Plan. Each Participant shall be paid, upon the Participant’s termination of Employment occurring after the Change of Control, a lump sum distribution equal to the actuarial equivalent of his accrued benefits (using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan). Notwithstanding the foregoing, the Participant may elect to receive payment in the form of the benefit provided under Section IV. At the commencement of participation in the Plan, each Participant shall make an irrevocable election as to the timing and form of any payments due under this Section VI. Such election shall be irrevocable subject only to the Committee’s right to permit the election to be revoked and a new election made upon a showing of good cause to the satisfaction of the Committee.

SECTION VII

FORFEITURE OF BENEFITS

If any Participant entitled to a benefit under the Plan is discharged for cause, or enters into competition with the Company, or interferes with the relations between the Company and any customer or engages in any activity that would result in any decrease of, or loss in, sales by the Company, the rights of such Participant to a benefit under the Plan, including the rights of a Beneficiary to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company. However, if the individual ceases such activity and notifies the Committee of this action, then the Participant’s right to receive a benefit, and any right of a Beneficiary to a benefit, may be restored within 60 days of said notification, unless the Committee in its sole discretion determines that the prior activity has caused serious injury to the Company, which determination shall be final and conclusive.

SECTION VIII

ADMINISTRATION AND CLAIMS PROCEDURE

A.   The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.

B.    A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any of its members to sign documents or papers on its behalf.

C.    The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may to the extent not inconsistent herewith, delegate to such agents any powers and duties both ministerial and discretionary, as the Committee may deem expedient and appropriate.

D.    No member of the Committee shall make any decision or take any action covering exclusively his own benefits under the Plan, but all such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board of Directors of the Company.

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E.    A Participant who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee setting forth his claim. The request must be addressed to: Human Resources and Ethics Committee, ESCO Electronics Corporation, 8100 West Florissant, St. Louis, Missouri 63136.

F.    Upon receipt of a claim the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Committee may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Committee will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

1.    the specific reason or reasons for denial,

2.    the specific references to pertinent Plan provisions on which the denial is based,

3.    a description of additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

4.    appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

5.    the time limits for requesting a review under Subsection G and for the review under Subsection H.

G.    Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chief Executive Officer of the Company review the determination of the Committee. Such request must be addressed to: Chief Executive Officer, ESCO Electronics Corporation, 8100 West Florissant, St. Louis, Missouri 63136. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Chief Executive Officer. If the Claimant does not request a review of the Committee’s determination by the Chief Executive Officer within such sixty-day period, he shall be barred and estopped from challenging the Committee’s determination.

H.   Within sixty days after the Chief Executive Officer’s receipt of a request for review he will review the Committee’s determination. After considering all materials presented by the Claimant, the Chief Executive Officer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Chief Executive Officer will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review.

SECTION IX

MISCELLANEOUS

A.   Plan Year. The Plan Year shall be the twelve month period commencing October 1 and ending September 30.

B.    Spendthrift. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.

C.    Incapacity. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person’s family, or to some party who, in the opinion of the Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

D.   Employee Rights. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of the Employer.

E.    Service of Process and Plan Administrator.

1.    The Senior Vice President, Secretary and General Counsel of the Company shall be the agent for service of legal process.

2.    The Company shall constitute the Plan Administrator.

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F.    Unfunded Plan. The Plan shall be unfunded. All payments to a Participant under the Plan shall be made from the general assets of the Employer. The rights of any Participant to payment shall be those of an unsecured general creditor of the Company.

G.    Company Rights. The Company reserves the right to amend or terminate the Plan. Each Employer may terminate its participation in the Plan at any time with the approval of the Company.

H.    Reemployment. If a Participant is receiving benefits under the Plan and is re-employed by an Employer, benefits shall cease until he is no longer employed by an Employer.

I.     Successors in Interest. The Plan and the Company’s obligations thereunder shall be binding upon and inure to its successors in interest.

J.     Governing Law. The Plan shall be governed and construed according to the laws of the State of Missouri.

IN WITNESS WHEREOF, ESCO Electronics Corporation has caused this Amendment to be executed by one of its duly authorized officers this 7th day of December, 1993.

ESCO ELECTRONICS CORPORATION

By	/s/Philip A. Hutchison

December 7, 1993

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